EXHIBIT D

                                    FORM OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NATIONAL LODGING CORP.


                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware



            The undersigned, Martin L. Edelman, the President of National Lodging Corp., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            FIRST: The name of the Corporation (hereinafter called the "Corporation") is National Lodging Corp.

            SECOND: The Certificate of Incorporation of the Corporation has been amended by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

                      "FIRST: The name of the corporation is
            Chartwell Leisure Inc. (hereinafter called the
            "Corporation")."

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            THIRD:  Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has signed this certificate this day of ____________, 1996.


                                    By:
                                       _______________________________
                                          Martin L. Edelman, President



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376978.2